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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DLH HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DLH HOLDINGS CORP.
1776 Peachtree Street, NW
Atlanta, Georgia 30309

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on February 14, 2013

Date, Time and Location

        You are cordially invited to the Annual Meeting of Shareholders of DLH Holdings Corp., a New Jersey corporation to be held at the Millenium Hilton, 55 Church Street, New York, New York 10007, on February 14, 2013 at 1:00 p.m. local time.

Agenda

        The agenda for the annual meeting is as follows:

          1.     To elect three Class II Directors to hold office for a period of three years until 2016 or until their successors are duly qualified and elected;

          2.     To hold a non-binding advisory vote on the compensation of our named executive officers;

          3.     To hold a non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

          4.     To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

          5.     To transact such other business that may properly be brought before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date and Voting

        The record date for the annual meeting is December 20, 2012. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A list of record shareholders will be available for inspection at the offices of our counsel, Becker & Poliakoff, LLP, located at 45 Broadway, New York, New York 10006 for a period of ten days before the annual meeting.

        Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of shareholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders on February 14, 2013

The Proxy Statement and our 2012 Annual Report to Shareholders are available at:
http://www.cstproxy.com/dlhcorp/2013.

By Order of the Board of Directors
/s/ VICTOR J. DIGIOIA Victor J. DiGioia,
Dated: January 2, 2013	Secretary

i

DLH HOLDINGS CORP.
1776 Peachtree Street, NW
Atlanta, Georgia 30309

PROXY STATEMENT
For
Annual Meeting of Shareholders
to be held on February 14, 2013

        This proxy statement and the accompanying form of proxy are being furnished to you as a shareholder of DLH Holdings Corp., a New Jersey corporation ("DLH" or the "Company"), in connection with the Annual Meeting of Shareholders to be held on February 14, 2013 at 1:00 p.m. (Eastern time) at the Millenium Hilton, 55 Church Street, New York, New York 10007, and at any adjournment or postponement of the meeting. This proxy statement and the accompanying form of proxy is being made available on or about January 2, 2013 to shareholders entitled to vote at the annual meeting.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        On December 20, 2012 (the "Record Date"), there were issued and outstanding 9,318,202 shares of common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to shareholders. Voting is on a non-cumulative basis. Shares of our common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

  1.
  FOR the election of the three persons nominated by the Board of Directors to serve as Class II Directors;

  2.
  FOR the resolution approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC;

  3.
  FOR the recommendation of an advisory vote on executive compensation every year;

  4.
  FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2013; and

  5.
  FOR such other matters as may be properly brought before the meeting, and any adjournment or postponement thereof, and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

INTERNET AVAILABILITY OF PROXY MATERIALS

        We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On January 2, 2013, we mailed to our shareholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our shareholders on how to access their proxy card to vote through the Internet or by telephone.

        This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a shareholder would prefer to receive printed proxy materials, the shareholder may follow the instructions included in the Notice of Internet Availability. If a shareholder has previously elected to receive our proxy materials electronically, that shareholder will continue to receive these materials via e-mail unless he or she elects otherwise.

 Quorum

        Under our bylaws, the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum permitting action to be taken at the annual meeting. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes are counted as present at the annual meeting for the purpose of determining the presence of a quorum.

Vote required

        Election of directors is by plurality vote, with the three nominees receiving the highest vote totals to be elected as Class II Directors of DLH. With respect to the election of the Class II Directors, a shareholder may vote "FOR" OR "WITHHOLD AUTHORITY." Votes indicating "WITHHOLD AUTHORITY" will be counted as a vote against the nominee. Abstentions and broker non-votes will not affect the outcome of the election of directors. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may not vote your unvoted shares on Proposal 1.

        To approve Proposal 2, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders. For Proposal 2, a shareholder may indicate "FOR," "AGAINST" OR "ABSTAIN" on the proxy card. For purposes of determining the number of votes cast with respect to Proposal 2, only those votes cast "FOR" OR "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. This vote is advisory only and not binding on the Company. Although this is advisory, we, our Board of Directors, and the Management Resources and Compensation Committee of the Board value the opinions of our shareholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.

        With respect to Proposal 3, the approval of the frequency of the advisory vote on executive compensation requires the favorable vote of a majority of votes cast unless none of the three frequency choices receives a majority, in which case the choice that receives the plurality of votes cast will be considered approved. For Proposal 3, the proxy card provides spaces for a shareholder to vote for the option of every one year, two years or three years as the frequency with which shareholders will have an advisory vote on executive compensation, or to abstain. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. If none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by shareholders to be the frequency that has been recommended by shareholders. This vote is advisory only and not binding on the Company. The Board of Directors may decide that it is in the best interest of our shareholders and the Company to hold future executive compensation advisory votes more or less frequently, but will in no case hold them less frequently than every three years.

        To approve Proposal 4, the ratification of the appointment of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2013, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders. For Proposal 4, a shareholder may indicate "FOR," "AGAINST" OR "ABSTAIN" on the proxy card. For purposes of determining the number of votes cast with respect to Proposal 4, only those votes cast "FOR" OR "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 4.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, bank, or other agent, it can vote your shares only with respect to discretionary items, but not with respect to non-discretionary items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes. Proposals 1, 2 and 3 are considered non-discretionary proposals and you must give instructions to your broker, bank or other agent in order to vote your shares with respect to these proposals.

        Any other matter submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of shareholders. The Board of Directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

Manner of Voting

        Shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below. For shares held in street name, please refer to the voting instruction card included by your broker or nominee.

        By Internet—If you have Internet access, you may submit your proxy by following the "Vote by Internet" instructions on the proxy card.

        By Telephone—You may submit your proxy via telephone by following the "Vote by Telephone" instructions on the proxy card.

        By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

        If you choose to vote in person, you can attend the annual meeting and cast your vote in person. If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR the election of the three (3) Class II director nominees, FOR the approval of the compensation of our named executive officers, FOR one year as the frequency with which shareholders will have an advisory vote on executive compensation, and FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2013.

  Shares held in Street Name

        If you hold your shares in street name, you should follow the directions provided by your broker or nominee regarding how to instruct your broker or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you hold your shares in "street name" through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. However, as explained above, if you hold your shares in street name you must cast your vote if you want it to count for proposals 1, 2 or 3; no votes will be cast on your behalf on such proposals if you hold your shares in street name and you do not instruct your bank or broker how to vote. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (proposal 4 of this proxy statement).

Revocation of Proxies

        Any proxy may be revoked at any time before it is voted at the annual meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of DLH either in writing prior to the annual meeting or in person at the annual meeting. Revocation is effective only upon receipt of such notice by the secretary of DLH. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

        We will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

        The Annual Report on Form 10-K for the fiscal year ended September 30, 2012, including financial statements, accompanies this proxy statement. Any reference in this proxy statement to the "year" or the "fiscal year" means DLH's fiscal year commencing October 1, 2011 to and including September 30, 2012, unless otherwise specifically indicated.

Principal Offices

        The principal executive offices of DLH are presently located at 1776 Peachtree Street, N.W. Atlanta, Georgia 30309. Our telephone number is (866) 952-1647.

 Recommendation of the Board of Directors

        The recommendations of our Board of Directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our Board of Directors recommends a vote:

  •
  FOR the election of the three (3) nominees for Class II Directors (see PROPOSAL 1);

  •
  FOR the resolution approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (see PROPOSAL 2);

  •
  FOR the recommendation of an advisory vote on executive compensation every year (see PROPOSAL 3); and

  •
  FOR the ratification of Withum Smith + Brown, PC as our independent registered public accounting firm for fiscal 2012 (see PROPOSAL 4).

        With respect to any other matter that properly comes before the meeting, or any adjournment or postponement, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

PROPOSAL I—ELECTION OF CLASS II DIRECTORS

Board Structure and Nominees

        Our certificate of incorporation provides for the classification of the Board into three classes of directors, each class as nearly equal in number as possible, but not less than one director, and each director to serve for a three-year term, staggered by class. The certificate of incorporation provides that any class of directors of DLH may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the class member being filled.

        The affirmative vote of a plurality of the votes cast, voting together as a single class at the annual meeting of shareholders, is required to elect the nominees for Class II Directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any of our nominees for election as a director and other directors or executive officers of DLH.

        The terms of the Class II Directors expire at this annual meeting. The present directors of DLH nominated for re-election to our Board of Directors as Class II Directors at the annual meeting are Messrs. Frederick G. Wasserman, William H. Alderman and Austin J. Yerks III. Each Class II Director nominated for election at the annual meeting is currently serving as a director of DLH; however, Mr. Yerks was elected to our Board as a Class II Director effective November 20, 2012 by the vote of the Board. Our Board is currently constituted as set forth in the following table. The Class II Directors are the only directors nominated for election at the annual meeting.

Name	Position with Company and Age	Director Continuously Since	Current Term Expires
	CLASS II—NOMINEES
Frederick G. Wasserman	Chairman of the Board, 58	2007	2013
William H. Alderman	Director, 50	2007	2013
Austin J. Yerks III	Director 66	2012	2013
	CLASS III
Martin J. Delaney	Director, 69	1998	2014
Zachary C. Parker	Director, President and Chief Executive Officer, 55	2010	2014
	CLASS I
T. Stephen Johnson	Director, 61	2001	2015
Peter Black	Director, 40	2005	2015

Business Experience of Board of Directors and Nominees

        William H. Alderman joined the Board of Directors in January 2007. Mr. Alderman has over 20 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Since March 2001, Mr. Alderman has been the President of Alderman & Company, a securities broker specializing in the aerospace and defense industries. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE

Capital (1990-1995), Aviation Sales Company (1996-1999), and as Managing Director of the aviation investment banking practice of Fieldstone Investments (1999-2001). Mr. Alderman received a MBA from J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School. Mr. Alderman served as a director of Breeze-Eastern Corp. (chair—nominating committee and member—Audit Committee and Strategic Planning Committee) from 2007 to January 2012 and currently is a member of the Industry Alliance Group of the Supplier Excellence Alliance.

        Peter Black joined the Board of Directors in March 2005. For over the past twelve years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 44% of our outstanding shares of common stock. Mr. Black is currently a director of Underground Solutions, Inc.

        Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney is an attorney and was a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John's University. He has been admitted to practice in New York State and Federal courts.

        T. Stephen Johnson has been a director of DLH since September 2001. He served as our Chairman from September 2001 until July 2009. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986 and as President and Chief Executive Officer of Brightlane Banking, Inc. since 2012. In November, 2011, Mr. Johnson filed for personal bankruptcy protection under the United States Bankruptcy Code. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is the Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions and was a founder of, and a former chairman and board member of Netbank, Inc. Mr. Johnson was also a former chairman of the board of Directo, Inc. a company specializing in providing financial services for un-banked individuals and a former chairman of Atlanta Financial Corporation.

        Zachary C. Parker became Chief Executive Officer and President of DLH Holdings Corp. in February 2010. He has over 25 years of experience with the government services market, including DoD, holding several senior and executive management positions in addition to business development posts. His tenure includes approximately 19 years with Northrop Grumman, 7 years with GE Government Services (now Lockheed Martin), and 3 and 2 years with VSE Corporation and VT Group, respectively. Prior to joining DLH, Mr. Parker held executive positions, including President and previously Executive Vice President for Business Development, within VT Group, from March 2008 to February 2010. His executive development includes the GE Crotonville Executive Development Program and Darden Executive Leadership Program. Mr. Parker is active in both professional and community associations including the Governmental Affairs Committee and the Veteran Affairs Task Force of the Washington DC-based Professional Services Council and has served as industry co-chair of the Government/Industry Partnership Executive council. He is an advisory board member of Hero Health Hire (a non-profit entity). Mr. Parker earned his bachelors degree from California State University, Northridge (with honors) specializing in Human Factors Engineering and has completed post-graduate studies.

        Frederick Wasserman joined the Board of Directors in January 2007 and was appointed as our Chairman in July 2009. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started effective May 1, 2008. From August 2005 until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel North America in 2001. Mr. Wasserman began his career in the public accounting profession. He received a Bachelor of Science degree in Economics from the University of Pennsylvania's Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also serves as a director of Acme Communications, Inc. (chairman—Compensation Committee, member—Audit Committee), Breeze Eastern Corporation (chairman—Audit Committee, member—Compensation Committee), Gilman + Ciocia, Inc. (chairman—Compensation Committee, member—Audit Committee) and MAM Software Group, Inc. (chairman—Audit Committee and member—Governance and Nomination Committee). He has previously served as a director of Allied Defense Group, Inc. (member—Audit Committee) and Crown Crafts, Inc. (member—Compensation Committee).

        Austin J. Yerks III was elected to our Board of Directors in November 2012. Mr. Yerks, age 66, has served as a senior executive in the federal marketplace for over 30 years and from April 1998 to October 2011 held senior managerial positions with Computer Sciences Corporation (CSC) and from 2005 to October 2011, he was the President of CSC's North American Public Sector—Defense and Intelligence Group, which supported its defense and intelligence clients. Prior to that, he was the President of CSC's Federal Business Development organization, with responsibility for all business development and strategic marketing oversight for the operational business units of CSC's Federal Sector. Before joining CSC, Mr. Yerks held senior management and marketing positions with other prominent defense companies. Presently, he is the President of AJY III Government Strategies LLC, a company he founded which provides consulting services focused on supporting strategic alliances between commercial firms and Federal agencies. Mr. Yerks is a member of the board of directors for the National Defense Industrial Association and other trade associations that support the government services market. Mr. Yerks holds a Master's degree in Business Administration from the University of Miami and a Bachelor of Science degree from the United States Military Academy at West Point. He also served 10 years in the United States Army.

Qualifications of Nominees and Directors

        Our Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for election at the annual meeting. The following table summarizes the specific experience, qualifications, attributes or skills of the directors and director nominees that led our Nominating and Corporate Governance Committee to conclude that such persons should serve as a director of DLH:

Directors and Nominees	Relevant Experience and Qualifications
William H. Alderman	Approximately twenty years of experience in corporate development and investment banking in the aerospace and defense industry, which are businesses that encompass significant government contracting expertise. Possesses a breadth of knowledge about our business as a result of service on our Board since 2007.

Directors and Nominees	Relevant Experience and Qualifications
Peter Black	Significant business and financial experience and background in investment banking derived from experience with Wynnefield Capital, Inc. and prior employers in the investment banking industry. From his investment banking experience, Mr. Black provides the Board with meaningful guidance in creating shareholder value. Possesses a breadth of knowledge about our business as a result of service on our Board since 2005.
Martin J. Delaney
Extensive experience as an executive in the healthcare industry with over 35 years of management positions in various capacities in healthcare businesses, including service as chief executive of a hospital. From his education and training as an attorney, Mr. Delaney provides the Board with a valuable perspective in considering various matters affecting the Company. Possesses a breadth of knowledge about our business as a result of service on our Board since 1998 and service as senior vice president during 2005.
T. Stephen Johnson
Significant business and financial experience derived from approximately twenty five years of experience in the banking and financial services industries. From his banking experience, Mr. Johnson provides us with specific insights in considering matters concerning the capital markets. Possesses a breadth of knowledge about our business as a result of service on our Board since 2001.
Zachary C. Parker
Mr. Parker is our President and Chief Executive Officer and has extensive executive experience in the government services industry. As a result of his position as our President and Chief Executive Officer, he has a deep understanding of our operations and strategy and his prior executive experience provides him with significant knowledge of the government services industry.
Frederick G. Wasserman
Significant business, accounting and financial experience arising from service as Chief Financial Officer and executive officer of Mitchell & Ness Nostalgia Co., Goebel of North American and Papel Giftware as well as 13 years of experience in the public accounting profession. From his experience serving on the board of numerous companies, including Allied Defense Group, Inc., a government contractor, Mr. Wasserman provides the Company with meaningful management and corporate governance expertise. Possesses a breadth of knowledge about our business as a result of service on our Board since 2007.

Directors and Nominees	Relevant Experience and Qualifications
Austin J. Yerks III	Mr. Yerks possesses extensive experience in the government services industry, having served as an senior executive of Computer Sciences Corp. for approximately 12 years and a combined three decade career in the federal marketplace. Mr. Yerks is a current or former board member of a number of trade associations that support the government services market and also served for 10 years in the U.S. Army. Through his experience, Mr. Yerks possesses significant expertise about the markets in which we compete and as a board member will be able to provide us with the benefits of such knowledge.

Business Experience of Executive Officers

        Set forth below is information regarding each of our executive officers as of the Record Date. Further information about Mr. Parker is presented above under the heading "Business Experience of Board of Directors and Nominees".

Name	Age	Positions
Zachary C. Parker	55	President, Chief Executive Officer and Director
Kathryn M. JohnBull	53	Chief Financial Officer
John F. Armstrong	63	Executive Vice President
Kevin Wilson	47	President, DLH Solutions, Inc.

        John F. Armstrong, FACHE joined DLH Holdings Corp. as its Executive Vice President on December 1, 2010 and leads our strategic partnerships corporate business development efforts. Mr. Armstrong has over three decades of in-depth experience (both public and private) in the military and the government services industry. Mr. Armstrong most recently served as director of the Sustainment and Health Services operation within Lockheed Martin Corporation from May 2008 to November 2010. Previously, from August 2002 to May 2008, he served as senior vice president of business development for Eagle Group International where he was instrumental in successfully growing the company to a competitive large business prior to being acquired by Lockheed Martin. Additionally, Mr. Armstrong served a distinguished career as an officer in the U.S. Army (Medical Services Corps), retiring as a Colonel in 2002. Mr. Armstrong is a fellow in the American College of Healthcare Executives and earned a Master of Business Administration degree from Marymount University, a Master of Arts from Ball State University and completed his undergraduate studies at the University of Central Florida.

        Kathryn M. JohnBull was named Chief Financial Officer on June 25, 2012. She has 25 years of experience within the government services market, principally with publicly-traded companies who experienced substantial organic and acquisitive growth. From January 2008 to June 2012, Ms. JohnBull was a senior financial executive with QinetiQ North America, serving in both corporate and operating group roles, including as Senior Vice President—Finance for its overall operations. From August 2002 to December 2007, Ms. JohnBull served as Operations Segment Chief Financial Officer for MAXIMUS, Inc, a publicly-traded provider of business process outsourcing, consulting and systems solutions. Prior industry positions, with emphasis on tax and treasury, were with BDM International, Inc. and United Defense. Ms. JohnBull is a certified public accountant and from 1985 to 1988 was with Arthur Andersen & Company as a tax manager and staff. Ms. JohnBull received a Bachelor of Business Administration, summa cum laude, from the University of Tulsa.

        Kevin Wilson was appointed as the President of our subsidiary DLH Solutions in October 2008, previously serving as the Director of DLH Solutions from June 2007 through September 2008. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of government services provider SAIC, Inc., where he was responsible for business development in the domestic and foreign defense markets. From March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a BS in Business Marketing from Northwest Missouri State University.

Meetings of the Board of Directors; Independence and Committees

        During the fiscal year ended September 30, 2012, the Board of Directors met on 7 occasions and acted on unanimous written consent on two occasions. Our Board of Directors determined that as of September 30, 2012, Messrs. Alderman, Black, Delaney, Johnson, Wasserman and Yerks satisfied the independence requirements within the meaning of the Nasdaq Marketplace Rules. No member of the Board or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves. During all of the regularly scheduled meetings in fiscal year 2012, the Board of Directors met in executive session where only the independent directors were present without any members of management.

        The Board of Directors has four standing committees: Audit Committee, Management Resources and Compensation Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee. Each of these committees has a written charter approved by the Board of Directors. All of the charters of our Board committees, as well as the Company's corporate governance guidelines, are available at the Company's website, www.dlhcorp.com (click on "Investors", then on "Corporate Governance").

        For the fiscal year ended September 30, 2012, a general description of the duties of the committees, their members and number of times each committee met were as follows:

        Audit Committee.    A copy of the Audit Committee's amended and restated charter may be viewed on our website at www.dlhcorp.com. Our Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of the Company; (ii) review with our independent registered public accounting firm the year-end financial statements; and (iii) review implementation with the independent registered public accounting firm and management of any action recommended by the independent registered public accounting firm and (iv) the retention and termination of our independent registered public accounting firm. During the fiscal year ended September 30, 2012, the members of our Audit Committee were Mr. Delaney (Chair), Mr. Black and Mr. Wasserman. Subsequent to the fiscal year end, Mr. Yerks was appointed as a member of the Audit Committee. Mr. Wasserman is designated as our Audit Committee Financial Expert. During the 2012 fiscal year, all of the members of our Audit Committee were "independent" within the definition of that term as provided by the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2012, the Audit Committee met on eleven occasions.

        Management Resources and Compensation Committee.    The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the "Compensation Committee") may be viewed online on our website at www.dlhcorp.com. The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of DLH and administration of our 2006 Long Term Incentive Plan. During the fiscal year ended September 30, 2012, the members of the Management Resources and Compensation Committee were and are Mr. Black (Chair), Mr. Johnson and Mr. Alderman. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2012, this committee met on three occasions and acted on unanimous written consent on one occasion.

        To understand the Company's position within the marketplace for management talent and to assist it in making compensation decisions that will help us attract and retain a strong management team, the Management Resources and Compensation Committee reviews national compensation survey data, peer financial performance and compensation information, the Company's financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives. The Management Resources and Compensation Committee did not retain a compensation consultant in determining compensation during the Company's 2012 fiscal year. The Management Resources and Compensation Committee from time to time seeks input from the Company's CEO with respect to its consideration of compensation payable to other named executive officers of the Company, including whether the performance of the Company or a particular named executive officer was consistent with previously determined expectations. The Management Resources and Compensation Committee reviews the CEO's recommendations and either approves or does not approve any compensation changes affecting officers of the Company. Further, members of management may provide information to the Management Resources and Compensation Committee that it believes will be helpful to the Management Resources and Compensation Committee in discussing agenda items.

        Nominating and Corporate Governance Committee.    The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.dlhcorp.com. Pursuant to its charter, the Nominating and Corporate Governance Committee's tasks include reviewing and recommending to the Board issues relating to the Board's composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the Board of Directors including existing directors for re-nomination and reports its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of DLH to fill any vacancy on the Board. The members of the Nominating and Corporate Governance Committee members during the fiscal year ended September 30, 2012 were Mr. Delaney (Chair), Mr. Alderman, and Mr. Johnson, each of whom satisfy the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2012, this committee met on four occasions.

        Strategic Planning Committee.    The Board of Directors established a Strategic Planning Committee on July 30, 2009. During the 2012 fiscal year, the members of this committee were Messrs. Alderman, Delaney and Johnson. Subsequent to the fiscal year end, Mr. Yerks was appointed as a member of this committee. Mr. Alderman serves as the chairman of this committee. The Strategic Planning Committee was created in order to confirm the strategic decisions of the Company and, as necessary, engage the services of outside professionals to assess the market for the Company's products and services, and confirm or suggest modifications to, the Company's business plans. During the 2012 fiscal year, the Strategic Planning Committee met on two occasions.

Corporate Governance

  Board Leadership Structure

        We have separated the positions of chairman of the board and chief executive officer consistent with the view of the board that such a structure is the most appropriate for us based on the size of the board as well as the experience of the applicable individuals, the current business environment of our company or other relevant factors. Further, the Board believes that the separation of the positions of chief executive officer and chairman of the board strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. We will continue to review this structure from time to time in accordance with the needs of the Company.

  Board's Role in Oversight of Risk

        The Board of Directors does not have a separate risk oversight body but rather manages risk directly and through its committees. In particular, the Board of Directors meets regularly with and is updated by our executive officers on areas of material risk to the Company, including strategic planning and financial, regulatory, legal and operational updates. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at the meeting. The Board of Directors is also routinely informed of developments that affect our risk profile and those that are material to other aspects of our business. Further, significant transactions and decisions require approval by the Board of Directors, or the appropriate Board committee. The Board of Directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks.

        Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company, including monitoring of our internal control over financial reporting and disclosure controls and procedures. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. The Audit Committee meets regularly with management and our independent registered public accounting firm and addresses risks as the Audit Committee deems appropriate. In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility. For instance, our Management Resources and Compensation Committee considers risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Management Resources and Compensation Committee's responsibilities include annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer's and our other named executive officers' compensation, making recommendations with respect to the compensation of our named executive officers, and reviewing our compensation policies and procedures in general.

  Nominating Matters

        Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

  •
  Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to our decision making process.

  •
  Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

  •
  Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

  •
  Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees' ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.

  •
  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

        The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director's performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, the Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

  Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations

        Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, DLH Holdings Corp. Nominating and Corporate Governance Committee at the Company's principal executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate.

  Additional Criteria for Notice of Shareholder Nominees

        In accordance with our By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC"); and (e) the consent of each nominee to serve as a director of the Company if so elected.

  Shareholder Communications with the Board

        Any shareholder may communicate with the Board of Directors in writing through the Company's Corporate Secretary provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board's consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such shareholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).

  Attendance at Annual Meetings

        All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees and other directors are expected to be present at the annual meeting of shareholders. During the annual meeting of shareholders held on February 16, 2012, all of our directors were present.

  Management Resources and Compensation Committee Interlocks

        Mr. Peter Black (Chair), Mr. William H. Alderman and Mr. T. Stephen Johnson served on the Management Resources and Compensation Committee during the fiscal year ended September 30, 2012. There are no interlocks between our directors and directors of other companies.

Code of Ethics and Business Conduct

        On June 20, 2003, we distributed a company-wide Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer and Chief Financial Officer. Additionally, both the Codes were posted on our internal intranet website and are available on our Internet web address, www.dlhcorp.com. These Codes were adopted by our Board of Directors, and provide employees with a confidential method of reporting suspected Code violations.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2012 fiscal year.

 Director Compensation

        Our non-executive directors are compensated as follows:

  •
  The annual director fee for our non-executive directors is $20,000;

  •
  The Chairman of Board shall receive an additional $7,000 per year;

  •
  The Chairman of the Audit Committee shall receive an additional $3,500 per year and the Chairman of the Management Resources and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee each receive an additional $2,500 per year;

  •
  At a meeting of the Board held in October 2011, the Board approved a recommendation of the Management Resources and Compensation Committee to increase the number of shares of restricted common stock to be granted to each non-executive director from 3,750 shares to 7,500 shares. Accordingly, in October 2011, the Board of Directors approved an annual grant of 7,500 shares of restricted common stock pursuant to the Company's 2006 Long Term Incentive Policy, which shares are fully vested on the date of grant, unless otherwise determined by Management Resources and Compensation Committee. In addition, each non-executive director shall be eligible for an additional annual grant of 1,250 shares of restricted stock for each committee membership held by a non-executive director under the Company's 2006 Long Term Incentive Plan, with such additional award to be fully vested on the date of grant, unless otherwise determined by the Management Resources and Compensation Committee;

  •
  For fiscal 2012, each non-executive director serving as of September 30, 2012 was awarded 7,500 shares of restricted common stock pursuant to the Company's 2006 Long Term Incentive Plan, which shares were fully vested on the date of grant. Further, each non-executive director was awarded an additional annual grant of 1,250 shares of restricted stock for each committee membership held under the Company's 2006 Long Term Incentive Plan, with such additional award to be fully vested on the date of grant; and

  •
  Reasonable and customary expenses incurred in attending the Board and committee meetings are reimbursable.

        A summary of non executive compensation as of September 30, 2012, is as follows:

Summary of Non-Executive Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William H. Alderman	$20,417	$22,800	$—	$—	$—	$—	$43,217
Peter Black	$22,500	$25,650	$—	$—	$—	$—	$48,150
Martin J. Delaney	$24,125	$25,650	$—	$—	$—	$—	$49,775
T. Stephen Johnson	$20,000	$22,800	$—	$—	$—	$—	$42,800
Frederick G. Wasserman	$27,000	$25,650	$—	$—	$—	$—	$52,650

(1)
On October 13, 2011, we granted an aggregate of 53,750 shares of restricted stock to our non-executive directors as follows: Mr. Johnson—10,000 shares; Mr. Alderman—10,000 shares; Mr. Black—11,250 shares; Mr. Delaney—11,250 shares; and Mr. Wasserman—11,250 shares. The closing price of our common stock on such date was $2.28. "Stock Awards" reflect the portion of restricted stock grants awarded to non-employee directors under the Company's 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2012 in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation. The grant date fair value per share is the closing price for the Company's stock on the grant date. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended September 30, 2012.

(2)
Excludes restricted stock awards granted to our non-executive directors on November 15, 2012. On such date, we granted a total of 52,500 shares of restricted stock to our non-executive directors as follows: Mr. Johnson—11,250 shares; Mr. Alderman—11,250 shares; Mr. Black—10,000 shares; Mr. Delaney—11,250 shares; and Mr. Wasserman—8,750 shares. At the fiscal year ended September 30, 2012, Messrs. Alderman and Wasserman each held 8,126 unvested restricted stock awards and Messrs. Black, Delaney and Johnson each held 8,750 unvested restricted stock awards.

Report of the Audit Committee of the Board of Directors

        The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Withum Smith + Brown, PC, is responsible for expressing an opinion as to the conformity of our audited financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

  •
  Reviewed and discussed the audited financial statements with DLH's management and its independent registered public accounting firm;

  •
  Reviewed with the Company's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T;

  •
  Discussed with the independent registered public accounting firm their independence from management and the Company and received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accounting firm's independence;

  •
  Discussed with management and the independent registered public accountants the quality and adequacy of the Company's internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks; and

  •
  Recommended to the Board of Directors of DLH, on the basis of the foregoing statements, that the audited financial statements be included in DLH's Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC.

The Audit Committee:
Martin J. Delaney, Chair, Frederick Wasserman, Peter Black and Austin J. Yerks III

        The presentation of this report of the Audit Committee does not constitute "soliciting material" and should not be deemed "filed" with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.

 Vote Required and Board Recommendation

        The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for Class II Directors. The Board of Directors recommends that you vote for the nominees for the Class II Directors as described in this Proposal No. 1.

 PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Section 14A of the Exchange Act also requires that shareholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 3.

        Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.

        The "Executive Compensation" section of this proxy statement describes in detail our executive compensation programs and the decisions made by the Management Resources and Compensation Committee with respect to the fiscal year ended September 30, 2012. As we describe in this section of the proxy statement, our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

        Our Board of Directors is asking shareholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under "Executive Compensation", the compensation tables and accompanying narrative disclosure, and any related material disclosed in this proxy statement, is hereby approved.

        As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 3 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Management Resources and Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

        On this non-binding matter, the affirmative vote of at least a majority of the votes cast at the annual meeting is required to approve this Proposal 2. The Board of Directors believes that voting for the compensation of our named executive officers is in the best interest of the Company and the best interests of our shareholders, and therefore, recommends a vote FOR this proposal.

 PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE
COMPENSATION ADVISORY VOTES

        In Proposal No. 2, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal No. 3, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

        The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

        After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes.

        The Board of Directors believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required and Board Recommendation

        On this non-binding matter, a shareholder may vote to set the frequency of the "say on pay" vote to occur every year, every two years, or every three years, or the shareholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the shareholders. The Board of Directors believes that an annual executive compensation advisory vote is in the best interests of the Company and the best interests of our shareholders, and therefore, recommends a vote for this proposal.

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        WithumSmith+Brown, PC has served as our independent registered public accounting firm since July 2007. The Audit Committee of our Board of Directors has reappointed WithumSmith+Brown, PC as our independent registered public accountants for the fiscal year ending September 30, 2013, and has further directed that management submit the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for ratification by the shareholders at the annual meeting. Shareholder ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm is not required by our bylaws, New Jersey corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2013. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our shareholders and the Company. Representatives of WithumSmith+Brown, PC are expected to be present in person at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The Audit Committee of the Board of Directors of DLH has selected WithumSmith+Brown, PC, as its independent registered public accounting firm for the current fiscal year. During the 2012 fiscal year, the audit services provided by WithumSmith+Brown, PC consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the years ended September 30, 2012 and 2011, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended September 30,
	2012	2011
Audit Fees(1)	$162,000	$201,000
Audit-Related Fees(2)	43,000	21,000
Tax Fees(3)	63,000	78,000
All Other Fees(4)	—	—

Total	$268,000	$300,000

(1)
"Audit Fees" consist of fees billed or accrued for professional services rendered for the audit of the Company's annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the Company's independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
"Audit-Related Fees" consist of fees billed or accrued for services that are traditionally performed by the independent registered public accounting firm, including fees billed or accrued primarily for employee benefit plan audits and other attestation services.

(3)
"Tax Fees" consist of fees billed or accrued for professional services rendered for tax compliance, tax advice and tax planning.

(4)
"All Other Fees" consist of fees billed or accrued for those services not captured in the audit, audit-related and tax categories. The Company generally does not request such services from the independent auditors.

        Our Audit Committee has determined that the services provided by our independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent registered public accounting firm to the Audit Committee for approval. The four categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent registered public accounting firm and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2013. The Board of Directors recommends that you vote for the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2013 as described in this Proposal No. 4.

 EXECUTIVE COMPENSATION

        This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers and related information. As a smaller reporting company, the Company has presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.

Summary Compensation Table

        The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our each of our named executive officers during the two year period ended September 30, 2012:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Stock Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Zachary C. Parker,	2012	$288,000	—		—	$40,776	$5,120	$333,896
President and Chief Executive Officer	2011	$285,785	$50,000	(6)	—	$132,292	$222	$468,299
Kathryn M. JohnBull,	2012	$60,577	$31,000	(8)	—	$53,178	$891	$145,646
Chief Financial Officer(7)
John F. Armstrong,	2012	$215,000	—		—	$14,212	$5,644	$234,856
Executive Vice President	2011	$177,506	$57,500	(9)	—	$90,055	$1,716	$326,777
Kevin Wilson,	2012	$200,000	—		—	$36,821	$18,860	$255,680
President, DLH Solutions, Inc.(10)	2011	$198,077	$15,000	(9)	—	$101,519	—	$314,596
John E. Kahn,	2012	$139,577	—		—	$8,343	$204,532	$352,452
Former Chief Financial Officer(11)	2011	$188,538	$37,500	(9)	—	$72,135	—	$298,173

(1)
"Salary" is comprised of the cash salary paid to the named executive officers during fiscal 2012 and 2011.

(2)
"Bonus" is comprised of cash awards made to the named executive officers in the discretion of the Company's Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements.

(3)
"Stock Awards" reflect the portion of restricted stock grants awarded to named executive officers under the Company's 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2012 and 2011 in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation, and thus may include amounts from awards granted in and prior to 2012. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2012 computed in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation, and thus may include amounts from awards granted in and prior to 2012. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

(5)
"All Other Compensation" consists of compensation received from employer matching contributions to the Company's 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each named executive officer.

(6)
Discretionary bonus awarded by the Company's Management Resources and Compensation Committee for fiscal 2011 performance.

(7)
Ms. JohnBull was appointed as our Chief Financial Officer effective as of June 25, 2012.

(8)
Under her employment agreement with the Company, Ms. JohnBull was entitled to a guaranteed bonus of $31,000 for her initial year of employment.

(9)
Includes discretionary bonus awarded by the Company's Management Resources and Compensation Committee for fiscal 2011 performance pursuant to his employment agreement.

(10)
Amounts reported under "All Other Compensation" include $17,500 for accrued but unused vacation time and premium payments on long-term disability insurance policy.

(11)
Mr. Kahn's employment with DLH ceased on June 25, 2012. Amounts reported under "All Other Compensation" include accrual of severance payment of $190,000 under his separation agreement with us and the balance consisted of payments for accrued but unused vacation time and premium payments on long-term disability insurance policy.

Narrative Discussion to Summary Compensation Table

  Overview

        The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our named executive officers in fiscal 2012 and 2011 and provides a dollar amount for total compensation. Descriptions of the material terms of each named executive officer's employment agreement and related information is provided under "Employment Agreements with named executive officers" below. The agreements provide the general framework and some of the specific terms for the compensation of the named executive officers. Approval of the Management Resources and Compensation Committee (the "Compensation Committee") and/or the Board of Directors is required prior to our entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the Compensation Committee and are implemented without changes to the general terms of employment set forth in those agreements.

        Awards of options or shares of restricted stock were granted under our 2006 Long Term Incentive Plan, as amended (the "2006 Plan"). Restricted stock awards contain restrictions on transferability which lapse in accordance with the terms of the award agreement. Holders of shares of restricted stock have voting power and the right to receive dividends, if any, that are declared on those shares which are vested. The 2006 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2006 Plan are generally only transferable to a beneficiary of a Plan participant upon his or her death. However, the committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

  2012 Base Salary

        Base salary for each of our named executive officers are generally determined by the employment agreements that we have entered into with each of them; however, the Compensation Committee retains discretion to adjust annual base salary in a manner consistent with the parameters set forth in such employment agreements. For the year ended September 30, 2012, base salary paid to each of our named executive officers is as set forth in the Summary Compensation Table, above, which amounts are consistent with each officer's employment agreement with us. The Compensation Committee may increase base salary payable to each of our named executive officers in its discretion based on its assessment of the Company's performance. Subsequent to the end of our 2012 fiscal year, we amended our employment agreement with our chief executive officer to extend the term of his current employment agreement to September 30, 2015 and also to provide that in the event we report positive net income for a fiscal quarter ending prior to the expiration date of the amended term of the employment agreement, as determined in accordance with generally accepted accounting principles, he shall receive a 5% increase in his base salary. In addition, this amendment provides for a second 5% base salary increase for our chief executive officer in the event that we continue to report positive net income on a quarterly basis (as determined in accordance with generally accepted accounting principles) for two sequential quarterly periods.

  2012 Bonus

        The Compensation Committee may grant bonuses to our named executive officers and other employees to be identified from time to time by the Chief Executive Officer. Bonus awards available to our named executive officers are initially described in the our employment agreements with such persons in order to provide for the payment of a bonus that is linked to achievement of key performance objectives as approved by the Compensation Committee. The goal of this program is to reward personnel by providing further compensation based on the achievement of goals that the Compensation Committee and the Board of Directors believe correlate closely with the growth of long-term shareholder value. In addition, as described in greater detail below under "Employment Agreements with Named Executive Officers", from time to time we have agreed to guarantee bonus payments in written employment agreements entered into with certain of our named executive officers.

        Under our employment agreements with our named executive officers, our chief executive officer may receive a bonus in the sole discretion of the Compensation Committee of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Compensation Committee. Targeted bonus will be reduced or increased by 2% of base salary for every 1% of variance between the actual results and the targets and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 90% of salary. The employment agreements with our other named executive officers provide that each of them may receive a bonus in the sole discretion of the Compensation Committee of up to 50% of base salary for each fiscal year of employment, based on performance targets and other key objectives established by the Compensation Committee. In addition, these agreements provide that target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. With respect to our new chief financial officer, our employment agreement with her provides that for her initial year of employment, a bonus amount of $31,000 is guaranteed. Following a review of the Company's performance for fiscal 2012, the Committee declined to award bonuses to our named executive officers.

  2012—Equity Awards

        During our 2012 fiscal year, no equity awards were granted to our named executive officers other than to our new chief financial officer pursuant to her employment agreement. Under her employment agreement, we granted Ms. JohnBull options to purchase 250,000 shares of common stock, exercisable at $1.34 per share. These options are subject to vesting requirements and in the event of the termination of her employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2006 Plan. See "Employment Agreements with Named Executive Officers" below for further information relating to the terms and conditions of such option awards.

        Subsequent to the end of our 2012 fiscal year, we granted our chief executive officer options to purchase 250,000 shares of common stock under our 2006 Plan. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $0.95, which was the fair market value of the Company's common stock on the effective date of the Amendment, as determined in accordance with the 2006 Plan. The options will vest in full if the closing price of the Company's Common Stock equals or exceeds 200% of the exercise price for ten consecutive trading days. See "Employment Agreements with Named Executive Officers" below for further information relating to the terms and conditions of such option awards.

Outstanding Equity Awards at End of 2012

        The following table sets forth certain information with respect to outstanding equity awards at September 30, 2012 with respect to the named executive officers.

	Option Awards					Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable		(d) Option Exercise Price ($)	(e) Option Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)	(g) Market Value of Shares or Units of Stock That Have Not Vested ($)	(h) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(i) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zachary Parker	50,000	450,000	(1)	$1.03	2/9/20	—	—	—	—
	75,000	75,000	(5)	$1.81	8/18/21	—	—	—	—
	0	250,000	(6)	$0.95	11/21/22
Kathryn M. JohnBull	50,000	200,000	(2)	$1.34	6/25/22	—	—	—	—
						—	—	—	—
John Armstrong	50,000	200,000	(3)	$0.56	12/1/20	—	—	—	—
	50,000	50,000	(5)	$1.81	8/18/21	—	—	—	—
Kevin Wilson	50,000	100,000	(4)	$1.66	9/28/21	—	—	—	—
	37,500	37,500	(5)	$1.81	8/18/21	—	—	—	—
John Kahn(7)	—	—		—	—	—	—	—	—

(1)
Grant of options pursuant to employment agreement entered into between the Company and Mr. Parker on February 9, 2010.

(2)
Grant of options pursuant to employment agreement entered into between the Company and Ms. JohnBull on June 25, 2012.

(3)
Grant of options pursuant to Mr. Armstrong's commencement of employment with the Company on December 1, 2010.

(4)
Grant of options pursuant to employment agreement entered into between the Company and Mr. Wilson on September 28, 2011.

(5)
Represents grant of options effective on August 18, 2011 following shareholder approval of an amendment to the 2006 Plan. Of the options granted, 50% vested on September 30, 2011 and the balance was subject to performance- based vesting conditions measured as of September 30, 2011. As the performance-based vesting conditions were not achieved at the measurement date, such options are deemed expired.

(6)
Represents grant of options pursuant to an amendment to Mr. Parker's employment agreement with us, entered into as of November 21, 2012.

(7)
Mr. Kahn's employment with us ceased on June 25, 2012 and his right to exercise vested options held as of such date expired 90 days thereafter.

        Additional Information.    Each stock option grant reported in the table above was granted under, and is subject to, our 2006 Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each named executive officer, the unexercisable options shown above are also unvested. Unvested options are generally forfeited if the named executive officer's employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a named executive officer or a change in control of our company, see "Employment Agreements with Named Executive Officers" below. If a named executive officer's employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the named executive officer's employment terminates, except as otherwise specifically provided in the his or her employment agreement. For a description of the material terms of the named executive officer's employment agreements, see "Employment Agreements with Named Executive Officers" below. This table does not reflect prior grants of restricted stock awards that are fully vested.

Employment Agreements with Named Executive Officers

        The following are summaries of the employment agreements with our named executive officers. The agreements provide the general framework and the specific terms for the compensation of the named executive officers.

Zachary C. Parker

        On February 9, 2010, the Company entered into an employment agreement with Mr. Zachary C. Parker pursuant to which he became our Chief Executive Officer and President commencing on February 22, 2010. Mr. Parker's employment agreement also provides for his election to the Company's Board of Directors effective on February 22, 2010. On November 21, 2012, we entered into an agreement with Mr. Parker amending certain of the terms of his existing employment agreement. The following is a description of the Company's employment agreement with Mr. Parker, as amended, which is qualified in its entirety by reference to the full text of such agreement. Under the employment agreement, Mr. Parker receives a base salary of $288,000. However, as amended, in the event the Company reports positive net income for a fiscal quarter ending prior to the expiration date of the amended term of the employment agreement, as determined in accordance with generally accepted accounting principles, Mr. Parker shall receive a 5% increase in his base salary. Further, in the event that the Company subsequently continues to report positive net income on a quarterly basis (as determined in accordance with generally accepted accounting principles) for two sequential quarterly periods, Mr. Parker's base salary shall be increased by an additional 5%. As amended, the employment agreement is for an initial term expiring September 30, 2015 and the parties have a mutual option, to be exercised prior to the new expiration date, to further extend the term of the employment agreement for an additional one year period. If the parties agree to exercise this right, the expiration date shall be extended to September 30, 2016 and the Company shall pay Mr. Parker a $50,000 bonus.

        Mr. Parker may receive a bonus in the sole discretion of the Compensation Committee of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the committee at the commencement of each fiscal year. For the period commencing on the effective date of the employment agreement to September 30, 2010, Mr. Parker was guaranteed a bonus of $45,000.

        Under the original employment agreement, we granted Mr. Parker options to purchase 500,000 shares of common stock under the 2006 Plan which vest as follows: 50,000 options vested on the commencement of his employment; 150,000 options shall vest if the closing price of the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $4.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $6.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $7.00 per share for ten consecutive trading days; and the remaining 100,000 options shall vest if the closing price of the Company's common stock equals or exceeds $9.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $1.03, which was the closing price of the Company's common stock on the date of execution of the employment agreement.

        In the event of the termination of his employment, the options granted under the employment agreement will be treated as follows: (i) in the event his employment is terminated for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void; (ii) in the event Mr. Parker's employment with the Company is terminated due to death, or disability, his (or his estate's or legal representative's) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of 12 months, but in no event after the expiration of the option; (iii) in the event of a termination of his employment other than for good reason, such options, to the extent vested as of the date of termination, shall remain exercisable for a period of three months following such termination date, but in no event after the expiration of option; (iv) in the event Mr. Parker's employment is terminated by the Company without cause, or by him for good reason, as such terms are defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan; and (v) in the event of a Change of Control, as defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan.

        Pursuant to the amendment, we granted Mr. Parker options to purchase 250,000 shares of common stock under the 2006 Plan, which options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of our common stock on the effective date of the amendment. The options will vest in full if the closing price of our Common Stock equals or exceeds the lesser of (i) $4.00 per share or (ii) a per share price equal to 200% of the exercise price, in each case for ten consecutive trading days. In the event of the termination of Mr. Parker's employment, the options granted pursuant to the amendment will be treated in accordance with the original terms and conditions of his employment agreement, except that if his employment is terminated by the Company without cause, or by him for good reason, then to the extent that such options are vested, he shall have a period of twelve months to exercise such options.

        In the event of the termination of employment by us without "cause" or by Mr. Parker for "good reason," as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death, Mr. Parker's estate would be entitled to receive: (i) all compensation accrued but not paid as of the termination date; (ii) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (iii) payment of a "Pro Rata Bonus", which is defined as an amount equal to the maximum bonus Mr. Parker had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which he was terminated. If Mr. Parker's employment is terminated by us for "cause" or by him without "good reason," he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon any termination of the employment on or after the expiration date, other than cause (as defined in the employment agreement), Mr. Parker will be entitled to a severance payment equal to 12 months of his then-current base salary.

        In the event that within 90 days of a "Change of Control" as defined in the employment agreement, (a) Mr. Parker is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him, the following compensation and benefits: (i) the accrued compensation; (ii) the continuation benefits; and (iii) a lump sum payment equal to 150% of his base salary in effect on the effective date of the change of control. If the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Parker. Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

Kathryn M. JohnBull

        On June 25, 2012, we entered into an employment agreement with Ms. JohnBull, the terms of which are summarized below. The following summary is qualified in its entirety by reference to the full text of such agreement. The employment agreement is for an initial term of three years from its commencement date of June 25, 2012. Under the employment agreement, Ms. JohnBull will receive a base salary of $225,000 per annum. Ms. JohnBull may receive bonuses in accordance with the following parameters: (i) an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee of the Board of Directors; (ii) of the annual bonus for her initial year of employment, an amount of $31,000 is guaranteed; and (iii) target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary.

        The Company granted Ms. JohnBull options to purchase 250,000 shares of common stock under the Company's 2006 Plan which vest as follows: 50,000 options vest immediately; 66,667 options shall vest if the closing price of the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 66,667 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days; and an additional 66,666 options shall vest if the closing price of the Company's common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company's common stock on the commencement date of her employment, as determined in accordance with the 2006 Plan. In the event of the termination of her employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2006 Plan.

        In the event of the termination of employment by us without "cause" or by Ms. JohnBull for "good reason", she would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of her employment due to disability or death, Ms. JohnBull or her estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Ms. JohnBull's employment is terminated by us for "cause" or by her without "good reason," she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation. Upon termination of her employment on or after the expiration date, other than for cause, Ms. JohnBull will be entitled to the severance payment.

        Ms. JohnBull will receive the following in the event that her employment is terminated in connection with a change of control of the Company: (i) accrued compensation; (ii) continuation benefits; and (iii) a lump sum payment equal to 100% of her base salary in lieu of a severance payment. If the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. Pursuant to the employment agreement, Ms. JohnBull is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Kevin Wilson

        On September 28, 2011, we entered into a new employment agreement with Mr. Kevin Wilson, the President of our DLH Solutions subsidiary. The new employment agreement was effective as of October 1, 2011and will expire September 30, 2013. The following is a summary of the terms of our agreement with Mr. Wilson, which is qualified in its entirety by reference to the full text of such agreement. Under his employment agreement, Mr. Wilson will continue to serve as the President of DLH Solutions, Inc., and will receive an initial base salary of $200,000 per annum. Further, Mr. Wilson may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee. Target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary.

        Further, under the 2011 employment agreement, we granted Mr. Wilson options to purchase 150,000 shares of common stock under our 2006 Plan, which vest as follows: 50,000 options vested on the commencement date of the agreement; 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company's common stock on the date his employment agreement was executed.

        In the event of the termination of Mr. Wilson's employment by us without "cause" or by him for "good reason" he would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death or disability, Mr. Wilson or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date. If Mr. Wilson's employment is terminated by us for "cause" or by him without "good reason," he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

        Mr. Wilson will receive the following payments and/or benefits in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) as severance, a payment of base salary for a period of six months; and (iv) all options granted to him which are vested shall remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. Pursuant to the employment agreement, Mr. Wilson is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

John F. Armstrong

        On December 1, 2010, we named John F. Armstrong as our Executive Vice President of Corporate Development, effective immediately. On February 7, 2011, we entered into an employment agreement with Mr. Armstrong, which was effective as of December 1, 2010 and which will expire on November 30, 2013. The following is a summary of the terms of our agreement with Mr. Armstrong. Mr. Armstrong receives an initial base salary of $215,000 per annum and may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee. Target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. For the Company's 2011 fiscal year, $40,000 of the potential bonus was guaranteed.

        We granted Mr. Armstrong options to purchase 250,000 shares of common stock under our 2006 Plan. The options shall vest as follows: 50,000 options vested immediately; 100,000 options shall vest if the closing price of the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $5.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of the Company's common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company's common stock on the date his employment commenced.

        In the event of the termination of his employment by us without "cause" or by Mr. Armstrong for "good reason" he would be entitled to: (a) a severance payment of 12 months of base salary; b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death or disability, Mr. Armstrong or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Mr. Armstrong's employment is terminated by us for "cause" or by him without "good reason," he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon termination of the Employee's employment on or after the expiration date, other than for cause, Mr. Armstrong will be entitled to the severance payment.

        Mr. Armstrong will receive the following payments and/or benefits in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) a lump sum payment of base salary for a period of six months in lieu of a severance payment; and (iv) all options granted to him which are vested shall remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an "excess parachute payment" as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of Mr. Armstrong. Pursuant to the employment agreement, Mr. Armstrong is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Separation Agreement with Former CFO

        In September 2010, the Company entered into an employment agreement with Mr. John E. Kahn, pursuant to which he became our chief financial officer. Under this agreement, Mr. Kahn received a base salary of $190,000 per annum and was granted options to purchase 150,000 shares of common stock under our 2006 Plan. Following the termination of Mr. Kahn's employment in June 2012, on August 23, 2012, the Company and Mr. Kahn entered into a separation agreement regarding the terms of his departure from the Company. The separation agreement confirms that in consideration of the general release granted by Mr. Kahn to the Company, Mr. Kahn will receive the following, each of which is provided for under the terms of his employment agreement: (a) a severance payment of $190,000 payable in equal installments on each of the Company's regular pay dates over a twelve month period; (b) payment for premium payments under the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for Mr. Kahn under the Company's group medical and dental plans through the first to occur of (i) the expiration of the 12-month severance pay period and (ii) the date he becomes eligible to enroll in reasonably equivalent health and dental plans of another employer; (c) payment of accrued compensation payable through the date of termination, including unused vacation time through such period; and (d) confirmation of his ability to exercise vested stock options aggregating 100,000 shares of common stock for a period of 90 days after the date of termination.

Stock Option Plans

2006 Long Term Incentive Plan

        The Board of Directors adopted the 2006 Plan on January 17, 2006. The shareholders approved the 2006 Plan at the annual meeting on April 27, 2006 and the Company initially reserved an aggregate of 1,250,000 shares of common stock for issuance under the 2006 Plan. In August 2011, our shareholders approved amendments to the 2006 Plan pursuant to which the maximum number of shares eligible for issuance pursuant to awards granted under the 2006 Plan was increased to an initial reserve of 3,001,625 shares of common stock. The maximum number of shares of common stock that may be delivered to participants under the 2006 Plan as amended equals the sum of: (a) 2,750,000 shares of common stock under the 2006 Plan; (b) 251,625 shares subject to awards granted under the 2000 Plan and the 2000 Director Plan (collectively, the "2000 Plans"), which were forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans. Shares that are subject to issuance upon exercise of an award granted under the 2006 Plan but which cease to be subject to such award (other than due to the exercise of such award), and shares that are subject to an award that is granted under the 2006 Plan but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2006 Plan. As of September 30, 2012, there are 1,079,847 shares of common stock reserved for issuance pursuant to awards under the 2006 Plan.

        Administration.    The 2006 Plan is administered by the Compensation Committee. The 2006 Plan authorizes the Compensation Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Plan as the Compensation Committee deems appropriate. The Compensation Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company's favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the 2006 Plan).

        Terms and Conditions of Awards.    The Compensation Committee is authorized to make any type of award to a participant that is consistent with the provisions of the Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards. Options may be determined to be an "incentive stock option" ("ISO") or a non-qualified stock option. An option designated as an ISO is intended to qualify as such under Section 422 of the Internal Revenue Code.

        Subject to the terms of the 2006 Plan, the Compensation Committee determines the provisions, terms and conditions of each award. The Compensation Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company's favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the 2006 Plan). The Compensation Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the Company. Each option granted under the 2006 Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant. Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the Compensation Committee over a performance period as prescribed by the Compensation Committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. "Performance measures" means criteria established by the Compensation Committee from time to time prior to granting the performance shares or cash awards.

        Exercise Price.    The 2006 Plan authorizes the Compensation Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The Compensation Committee has the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker-dealer exercise and sale, or by such other means determined by the Compensation Committee.

        Option Repricing Prohibited.    The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

        Duration, Amendment and Termination.    Except as specified in the previous paragraph, the 2006 Plan became effective upon its approval by the Company's shareholders in April 2006 and will terminate on the tenth anniversary of its effective date, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 2006 Plan at any time, the Board of Directors also has the power to amend the 2006 Plan; provided, no amendment to the 2006 Plan may be made without shareholder approval if such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom awards may be made under the 2006 Plan; (ii) increase the number of shares of Common Stock authorized for grant under the 2006 Plan; (iii) increase the number of shares which may be granted under awards to any one participant under the 2006 Plan; (iv) allow the creation of additional types of awards; or (v) decrease performance award criteria except to the extent permitted under the 2006 Plan.

        Eligibility.    The 2006 Plan, as amended, provides that awards may be granted to employees, non-employee directors and consultants of the Company as the Compensation Committee may determine.

Equity Compensation Plan Information

        We presently utilize one shareholder approved equity compensation plan under which we make equity compensation awards available to officers, directors, employees and consultants. The table set forth below discloses outstanding and available awards under our equity compensation plans as of September 30, 2012. All grants of equity securities made to executive officers and directors, including those to the Chief Executive Officer are presently made under the 2006 Long Term Incentive Plan

Equity Compensation Plan Information
Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted Average exercise price of outstanding options, warrants and rights (or fair value at date of grant)	(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders:
2006 Long Term Incentive Plan	1,362,500		$1.19	1,079,847
Equity Compensation Plans Not Approved by Security Holders:	20,000	(1)	$2.28	—

(1)
Consists of warrants to purchase common stock issued to a consultant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date with respect to each nominee, director, and named executive officer as defined in Item 402(a) (3) of Regulation S-K, and the nominees, directors and executive officers of DLH as a group, and to the persons known by DLH to be the beneficial owner of more than five percent of any class of its voting securities. At the Record Date, DLH had 9,318,202 shares of common stock outstanding. The figures stated below are based upon Schedule 13Ds, Schedule 13D/As, Form 3s, and Form 4s filed with the Securities and Exchange Commission by the named persons.

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
William H. Alderman(2) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	94,303	1.0%
Peter Black(3)(13) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	180,376	1.9%
Martin J. Delaney(4) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	148,260	1.6%

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
Zachary C. Parker(5) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	953,162	9.4%
T. Stephen Johnson(6) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	31,304	*
Frederick G. Wasserman(7) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	114,312	1.2%
Austin J. Yerks III(8) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	0	0%
Kathryn M. JohnBull(9) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	300,000	3.1%
John F. Armstrong(10) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	358,712	3.7%
Kevin Wilson(11) c/o DLH Holding Corp. 1776 Peachtree Street, N.W. Atlanta, GA 30309	298,520	3.1%
Bernard J. Korman(12) 2129 Chestnut Street Philadelphia, PA 19103	729,146	7.8%
Wynnefield Partners Small Cap Value LP(13)(14) 450 Seventh Ave New York, NY 10123	1,280,002	13.5%
Wynnefield Partners Small Cap Value LP I(13)(15) 450 Seventh Ave New York, NY 10123	2,089,400	21.9%
Wynnefield Partners Small Cap Value Offshore Fund, Ltd.(13)(16) 450 Seventh Ave New York, NY 10123	965,153	10.4%
Wynnefield Capital Profit Sharing Plan(13)(17) 450 Seventh Ave New York NY 10123	141,806	1.5%

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
All officers and directors as a group (10) persons(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)	2,478,949	22.8%

*
Less than 1 percent.

(1)
Ownership consists of sole voting and investment power except as otherwise noted.

(2)
Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to additional vesting requirements.

(3)
Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to additional vesting requirements. Mr. Black is a member of the Company's Board of Directors and is an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

(4)
Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to additional vesting requirements.

(5)
Includes vested options to purchase 125,000 shares of common stock and 700,000 options which are subject to vesting requirements.

(6)
Includes 4,375 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and subject to additional vesting requirements.

(7)
Includes 4,063 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and subject to additional vesting requirements.

(8)
Listed person does not beneficially own any securities of the Company.

(9)
Includes vested options to purchase 50,000 shares of common stock and 200,000 options which are subject to vesting requirements.

(10)
Includes vested options to purchase 100,000 shares of common stock and 200,000 options which are subject to vesting requirements.

(11)
Includes vested options to purchase 87,500 shares of common stock and 100,000 options which are subject to vesting requirements.

(12)
Beneficial ownership is based on Schedule 13D filed with the SEC.

(13)
Beneficial ownership is based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4s filed with the SEC. Mr. Peter Black, one of our directors, is an affiliate of Wynnefield Capital and its affiliated entities. Mr. Black expressly disclaims beneficial ownership of the securities owned by Wynnefield Capital and its affiliates.

(14)
Includes warrants to purchase 21,538 shares of common stock and convertible debentures which are presently convertible into 112,273 shares of common stock. Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

(15)
Includes warrants to purchase 32,308 shares of common stock and convertible debentures which are presently convertible into 168,409 shares of common stock. Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. I, as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P. I, has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. I directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

(16)
Listed shares are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., as members of a group under Section 13(d) of the Exchange Act. Wynnefield Capital, Inc. as the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns. Mr. Obus and Mr. Landes, as principal executive officers of Wynnefield Capital, Inc., have an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns.

(17)
Wynnefield Capital Inc. Profit Sharing Plan directly beneficially owns the listed shares of our common stock. Mr. Obus has the power to vote and dispose of Wynnefield Capital, Inc. Profit Sharing Plan's investments in securities and has an indirect beneficial ownership interest in the shares of Common Stock directly beneficialy owned by Wynnefield Capital, Inc. Profit Sharing Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

        Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned "Executive Compensation and Related Information"

        On March 16, 2012, we announced that it had filed a registration statement on Form S-1 with the Securities and Exchange Commission for a rights offering in which existing shareholders of the Company would receive non-transferable rights to purchase $4.2 million of additional shares of its common stock (the "Rights Offering"). The registration statement was declared effective on May 2, 2012 and the rights offering was completed on June 15, 2012. We raised a total of $4.2 million in gross proceeds by selling 3,230,769 shares (subject to rounding down to the nearest whole share) of common stock at an offering price of $1.30 per share. As a result, the total number of shares of our common stock outstanding upon the completion of the rights offering was approximately 9,305,702 shares. On May 2, 2012, we entered into a standby purchase agreement with Wynnefield Capital, Inc. ("Wynnefield Capital"), our largest shareholder, whereby Wynnefield Capital (or affiliated assignees) agreed to acquire from us in the rights offering, subject to the satisfactions of specified conditions, the shares of common stock that relate to any rights that remain unexercised at the expiration of the rights offering. Prior to the rights offering, Wynnefield Capital, through certain affiliated entities, owned approximately 21% of our outstanding common stock (without including any warrants or shares issuable upon conversion of convertible debentures held by Wynnefield Capital). Wynnefield Capital owns warrants to purchase 53,846 shares at an exercise price of $0.96 per share, and a $350,000 convertible note which has a conversion rate of $1.25 per share. Mr. Peter Black, a member of our Board of Directors, is an employee of Wynnefield Capital. The purchases under the standby agreement were completed in connection with the completion of the rights offering on June 15, 2012. Wynnefield Capital and its affiliated entities acquired an aggregate of $3,692,326 of shares (upon the same terms as all other participants at $1.30 per share) and received an aggregate of approximately 2,840,251 shares of common stock. As of the completion of the rights offering, Wynnefield Capital and its affiliates owned an aggregate of 4,476,361 shares of common stock, warrants to purchase an aggregate of 53,846 shares of common stock and 280,682 shares of our common stock issuable upon conversion of convertible debentures. In addition, certain of our officers and directors purchased an aggregate of 137,678 shares in the rights offering upon the same terms as all other participants.

Approval for Related Party Transactions

        Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal shareholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our Board of Directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

        The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company's board of directors qualify as "independent" as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a shareholder. Our Board of Directors consults with legal counsel to ensure that our Board's determination with respect to the definition of "independent" is consistent with current Nasdaq listing rules. Our Board of Directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our current directors, other than Zachary C. Parker (our Chief Executive Officer), are independent directors under the applicable guidelines noted above. Our Board of Directors has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. All of the members of our Audit, Nominating and Corporate Governance and Management Resources and Compensation Committees meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our shareholders reside, if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" proxy statements and annual reports. This rule benefits both the Company and its shareholders as it reduces the volume of duplicate information received at a shareholder's house and helps reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instructions forms. Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to our corporate secretary at our principal executive offices.

SHAREHOLDER PROPOSALS

        By-law Provisions.    In accordance with our by-laws, a shareholder who desires to present a proposal for consideration at next year's annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to our corporate secretary at our principal executive offices.

        Eligibility to Submit a Proposal.    Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

        Inclusion in Next Year's Proxy Statement.    Notwithstanding the Company's by-law provisions cited above, a shareholder who desires to submit a proposal to fellow shareholders at the Company's annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding proxy form prepared by management, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, such shareholder must notify the Company of such proposal in a writing received at its executive offices no later than September 4, 2013.

        Presentation at Meeting.    Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year's proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our next annual meeting of shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by November 18, 2013, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

ADDITIONAL INFORMATION

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2012 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO OUR CORPORATE SECRETARY AT OUR PRINCIPAL EXECUTIVE OFFICES. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of the Company entitled to vote at the annual meeting of shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the

SEC's Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

OTHER BUSINESS

        As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors
Victor J. DiGioia, Secretary

January 2, 2013

        REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4, AND FOR A FREQUENCY OF “1 YEAR” IN PROPOSAL 3. To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes (THIS BOXED AREA DOES NOT PRINT) PRINT AUTHORIZATION Label Area 4” x 1 1/2” 1. Election of Directors for a three-year term 2. An advisory vote regarding the approval of compensation paid to our named executive officers. FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 4, AND FOR A FREQUENCY OF “1 YEAR” IN PROPOSAL 3 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. 3. An advisory vote regarding the frequency of shareholder approval of compensation paid to our named executive officers. Nominees: (01) Frederick G. Wasserman, (02) William H. Alderman, and (03) Austin J. Yerks III (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. DLH HOLDINGS CORP. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE OR OR As a shareholder of DLH Holdings Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on February 13, 2013. Signature Signature Date , 2013. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 4. Ratification of independent registered public accounting firm. 1 YEAR 2 YEARS 3 YEARS ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS DLH HOLDINGS CORP. The undersigned appoints Zachary C. Parker and Frederick G. Wasserman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of DLH Holdings Corp. held of record by the undersigned at the close of business on December 20, 2012 at the Annual Meeting of Shareholders of DLH Holdings Corp. to be held on February 14, 2013, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 4, AND FOR A FREQUENCY OF ONE YEAR FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held February 14, 2013 The proxy statement and our 2012 Annual Report to Shareholders are available at http://www.cstproxy.com/dhlcorp/2013